UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): October 11, 2007

Southridge Technology Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50299	62-0201385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1404 North Main, Suite 200 Meridian, Idaho	83642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 288-5550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2007, Daniel Chen ceased serving as our chief executive officer, chief financial officer and treasurer and on such date our board of directors voted to appoint Jonathan Houssian as our chief executive officer, chief financial officer and treasurer. As of September 20, 2007, however, Daniel Chen ceased serving as our principal executive officer and principal financial officer and his duties as chief executive officer, treasurer and chief financial officer were transferred to Jonathan Houssian. Mr. Chen continues to serve as a director and consultant to the company. On October 11, 2007, our board of directors also voted to appoint Earl Sullivan as our chief operating officer. The biographies of Messrs. Houssian and Sullivan are provided below.

Jonathan Houssian, 37, has served as our president, secretary and as a director since July 13, 2007. Mr. Houssian has also served as our chief executive officer and chief financial officer since October 11, 2007. Mr. Houssian founded RxElite Holdings Inc. in December 2000 and has served as its president since that time. Mr. Houssian has a strong background in entrepreneurial growth, sales and finance. Prior to forming RxElite Holdings Inc., Mr. Houssian co-founded Sisbro LLC in March 1998 and served as its chief executive officer, a family investment office for a high net worth family based in Idaho. As the chief executive officer of Sisbro LLC, Mr. Houssian launched, and was the managing partner of four investment partnerships with over $50 million in invested assets and directed over $20 million of venture capital investments focused in healthcare and technology companies. He sat on the board of directors and was involved in developing and implementing strategy of several rapidly growing healthcare and technology companies.

Earl Sullivan, 35, has served as our chief operating officer since October 11, 2007 and from July 13, 2007 to October 11, 2007, Mr. Sullivan served as our executive vice president of operations. Mr. Sullivan has been the executive vice president of RxElite Holdings Inc. since May 2002. Mr. Sullivan brings over 10 years of operations experience and has a track record for success in outsourcing partnerships, operational system development and developing early growth companies into mature platforms. Prior to joining RxElite Holdings Inc., Mr. Sullivan was employed at Green Mountain Energy as its director of operations where he built and managed the Midwest region through a period of high growth. Prior to Green Mountain Energy, he joined Express-Med in September 1997, where he held increasingly senior roles including general manager, and helped to build the company from a start-up to over $100M in sales. Mr. Sullivan is an active member in ISPE (International Society of Pharmaceutical Engineers) and PDA (Parenteral Drug Association), as well as participating on several boards for entrepreneurial ventures.

Transactions With Related Persons

On June 30, 2002, we issued a promissory note with a principal amount of $120,000 to William and Helen Houssian, the parents of Jonathan Houssian, our president, chief executive officer, chief financial officer, secretary, treasurer and a member of our board of directors. The promissory note became payable beginning on July 1, 2002 in three hundred sixty (360) monthly payments of $2,500 per month with an interest rate of 25% per annum. This promissory was repaid in full on July 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

Dated: October 17, 2007	By:	/s/ Jonathan Houssian
Name: Jonathan Houssian
Title: President and Chief Executive Officer